Exhibit 10.27

REAL ESTATE LEASE AMENDMENT No. 2

THIS REAL ESTATE LEASE AMENDMENT No. 2 (this “Amendment”) is made and entered into as of the 20 day of March, 2017, by and between Florida East Coast Railway, L.L.C., a Florida limited liability company (“Railway”), and All Aboard Florida – Operations LLC, a Delaware limited liability company (“Lessee”).

RECITALS:

WHEREAS, Railway and Lessee entered into that certain Real Estate Lease dated as of June 24, 2015, as amended by that certain Real Estate Lease Amendment No. 1 dated as of October 23, 2015 (collectively, the “Lease”) with respect to certain portion of land lying within the Railway’s West Palm Beach rail yard property located in West Palm Beach, County of Palm Beach, Florida, all as more particularly described in the Lease as the Leased Premises; and

WHEREAS, pursuant to the Lease, the Initial Term (as defined in the Lease) is set to expire on March 23, 2017 (the “Current Expiration Date”), and the Lessee does not have any option or right to renew or extend the Initial Term;

WHEREAS, Railway and Lessee are currently discussing and negotiating a purchase and sale agreement, for the sale, by Railway, and purchase by Lessee (or its affiliate), of all or a portion of the Leased Premises (hereinafter referred to as the “Proposed PSA”);

WHEREAS, Railway and Lessee may need additional time, beyond the Current Expiration Date, to conclude the negotiation, potentially execute and effectuate the closing contemplated in the Proposed PSA; therefore, the parties wish to extend the Initial Term, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and convenience contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Railway and Lessee hereby agree as follows:

1.	Recitals. The foregoing recitals are true and correct and are expressly incorporated into and made a part of this Amendment as if fully rewritten herein.

2.	Defined Terms. Any terms used in this Amendment as defined terms, but which are not defined herein, shall have the meanings attributed to those terms in the Lease.

3.
Term; Rent. The Initial Term of the Lease is hereby extended until the earlier to occur of the following (the “Extended Expiration Date”): (i) the date of the consummation (the “Closing”) of the sale and purchase contemplated in the Proposed PSA; and (ii) July 23, 2017. The period beginning on March 24, 2017 through and including the Extended Expiration Date is hereinafter referred to as the “Extended Term”). The Base Rental amount during the Extended Term shall remain $22,916.67 per month. To the extent Extended Expiration Date lands on a day other than the last day of a calendar month, the monthly rent for that calendar month shall be prorated through the Extended Expiration Date. To the extent the Lessee had prepaid to Railway the monthly rent for the calendar month of the Extended Expiration Dated beyond the Extended Expiration Date, Railway shall reimburse to Lessee that portion of the monthly rent actually paid beyond the Extended Expiration Date.

4.
Authority. Railway and Lessee affirm and covenant that each has the authority to enter into this Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Amendment.

5.	Provisions of Amendment Control. To the extent the provisions of this Amendment are inconsistent with the Lease, the terms of this Amendment shall control.

6.	Force and Effect. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

7.
Successors and Assigns. The terms, conditions, covenants, and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No reference in the preceding sentence to assigns shall be deemed to authorize any assignment or other transfer, in whole or in part, of the interest of Lessee in violation of any of the provisions of the Lease.

8.
Counterparts. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which when taken together shall be deemed to be one and the same instrument.

9.
Construction. The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation hereof. All of the parties to this Amendment have participated fully in the negotiation of this Amendment, and accordingly, this Amendment shall not be more strictly construed against any one of the parties hereto. In construing this Amendment, the singular shall be held to include the plural, the plural shall be held to include the singular, and reference to any particular gender shall be held to include every other and all genders.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

Signed, sealed and delivered in the presence of:		FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

/s/ Sherry C. Jones		By:	/s/ Robert B. Ledoux
Print Name:	Sherry C. Jones	Name:	Robert B. Ledoux
		Title:	SVP
/s/ Mary T. Griffin
Print Name:	Mary T. Griffin
As to Railway		Date of Executions: March 20, 2017

ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company

/s/ Nathalie Legagneur		By:	/s/ Kolleen Cobb
Print Name:	Nathalie Legagneur	Print Name:	Kolleen Cobb
		Title:	Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez
As to Lessee		Date of Executions: March 20, 2017